Exhibit 99.1

R1 RCM Reports Second Quarter 2019 Results
CHICAGO - August 6, 2019 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months ended June 30, 2019.
Second Quarter 2019 Results:

•	Revenue of $295.0 million, up $87.1 million and 41.9% compared to the same period last year

•	GAAP net loss of $5.2 million, compared to net loss of $2.9 million in the same period last year

•	Adjusted EBITDA of $40.6 million, up $31.4 million compared to the same period last year
“Our second quarter results reflect strong execution across our customer base, and we remain very optimistic about our growth prospects given the current progression of deal in our pipeline,” said Joe Flanagan, President and Chief Executive Officer of R1. “We continue to invest in the business to further differentiate our value proposition and position the company for growth, while simultaneously providing our customers with sustained improvement in their financial performance, and a better experience for the patients they serve.”
“I’m pleased with our team's ability to deliver on our operational and financial commitments. With a strong start to the first half of 2019, we remain confident in our ability to deliver on our performance and growth goals,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1.
2019 Outlook
For 2019, R1 expects to generate:

•	Revenue of between $1,150 million and $1,250 million

•	GAAP operating income of $45 million to $65 million

•	Adjusted EBITDA of $155 to $165 million
Conference Call and Webcast Details

R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 866-393-4306 (734-385-2616 outside the U.S. and Canada) using conference code number 6189055. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision, depreciation and amortization expense, share-based compensation expense, expense arising from debt extinguishment, strategic initiatives costs, transitioned employee restructuring expense, digital transformation office expenses, facility exit costs, and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Table 4 presents a reconciliation of GAAP net income to non-GAAP adjusted EBITDA. Table 8 presents a reconciliation of GAAP operating income guidance to non-GAAP adjusted EBITDA guidance. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the expected timing of onboarding new business deployment, our ability to integrate the Intermedix business as planned and to realize the expected benefits from the acquisition, our ability to successfully deliver on our commitments to Intermountain and Ascension, fluctuations in our results of operations and cash flows, and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018 and any other periodic reports that the Company files with the Securities and Exchange Commission.
About R1 RCM
R1 is a leading provider of technology-enabled revenue cycle management services which transform a health system’s revenue cycle performance across settings of care. R1’s proven and scalable operating model, the R1 Performance Stack℠, seamlessly complements a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com
Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Brenda Stewart

312-255-7786
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$80.1	$62.8
Current portion of restricted cash equivalents	—	1.8
Accounts receivable, net	42.7	42.2
Accounts receivable, net - related party	28.4	55.2
Prepaid expenses and other current assets	43.5	34.8
Total current assets	194.7	196.8
Property, equipment and software, net	113.4	95.2
Operating lease right-of-use assets	78.4	—
Intangible assets, net	171.7	180.5
Goodwill	253.2	254.8
Non-current deferred tax assets	74.9	57.5
Non-current portion of restricted cash equivalents	0.5	0.5
Other assets	26.5	22.2
Total assets	$913.3	$807.5
Liabilities
Current liabilities:
Accounts payable	$18.4	$9.9
Current portion of customer liabilities	13.2	14.7
Current portion of customer liabilities - related party	46.0	51.1
Accrued compensation and benefits	64.2	77.0
Current portion of operating lease liabilities	11.3	—
Current portion of long-term debt	16.3	2.7
Other accrued expenses	46.7	40.8
Total current liabilities	216.1	196.2
Non-current portion of customer liabilities	—	—
Non-current portion of customer liabilities - related party	16.8	17.7
Non-current portion of operating lease liabilities	85.4	—
Long-term debt	365.5	251.0
Long-term debt - related party	—	105.0
Other non-current liabilities	6.6	22.9
Total liabilities	690.4	592.8

Preferred Stock	218.5	208.4
Stockholders’ equity:
Common stock	1.3	1.2
Additional paid-in capital	367.9	361.0
Accumulated deficit	(294.8)	(289.8)
Accumulated other comprehensive loss	(2.7)	(3.5)
Treasury stock	(67.3)	(62.6)
Total stockholders’ equity	4.4	6.3
Total liabilities and stockholders’ equity	$913.3	$807.5

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net operating fees	$252.9	$181.7	$494.2	$309.3
Incentive fees	17.4	9.9	29.6	17.9
Other	24.7	16.3	47.1	28.0
Net services revenue	295.0	207.9	570.9	355.2
Operating expenses:
Cost of services	246.1	189.9	483.3	328.6
Selling, general and administrative	25.8	22.5	48.3	39.5
Other expenses	10.7	13.2	19.5	15.6
Total operating expenses	282.6	225.6	551.1	383.7
Income (loss) from operations	12.4	(17.7)	19.8	(28.5)
Loss on debt extinguishment	(18.8)	—	(18.8)	—
Net interest (expense) income	(9.9)	(5.8)	(20.1)	(5.6)
Income (loss) before income tax provision (benefit)	(16.3)	(23.5)	(19.1)	(34.1)
Income tax provision (benefit)	(11.1)	(20.6)	(14.1)	(7.9)
Net income (loss)	$(5.2)	$(2.9)	$(5.0)	$(26.2)

Net income (loss) per common share:
Basic	$(0.09)	$(0.07)	$(0.14)	$(0.33)
Diluted	$(0.09)	$(0.07)	$(0.14)	$(0.33)
Weighted average shares used in calculating net income (loss) per common share:
Basic	110,956,014	108,157,583	110,382,509	107,001,002
Diluted	110,956,014	108,157,583	110,382,509	107,001,002

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net income (loss)	$(5.0)	$(26.2)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	25.8	13.4
Amortization of debt issuance costs	1.2	0.4
Share-based compensation	9.0	9.0
Loss on disposal	—	0.7
Loss on debt extinguishment	18.8	—
Provision for doubtful receivables	1.0	0.2
Deferred income taxes	(17.3)	(10.5)
Non-cash lease expense	5.6	—
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	25.4	(21.6)
Prepaid expenses and other assets	(10.1)	(8.1)
Accounts payable	7.2	1.4
Accrued compensation and benefits	(12.9)	7.9
Lease liabilities	(5.5)	—
Other liabilities	8.3	11.4
Customer liabilities and customer liabilities - related party	(7.5)	0.9
Net cash provided by (used in) operating activities	44.0	(21.1)
Investing activities
Purchases of property, equipment, and software	(32.3)	(15.3)
Acquisition of Intermedix, net of cash acquired	—	(465.3)
Net cash used in investing activities	(32.3)	(480.6)
Financing activities
Issuance of senior secured debt, net of discount and issuance costs	321.8	253.1
Issuance of subordinated notes, net of discount and issuance costs	—	105.9
Borrowings on revolver	60.0	—
Repayment of senior secured debt	(268.7)	—
Repayment of subordinated notes and prepayment penalty	(112.2)	—
Issuance of common stock and stock warrants, net of issuance costs	—	19.3
Exercise of vested stock options	7.7	2.8
Shares withheld for taxes	(4.7)	(2.9)
Finance lease payments	(0.4)	—
Net cash provided by (used in) financing activities	3.5	378.2
Effect of exchange rate changes in cash, cash equivalents and restricted cash	0.3	(0.6)
Net increase in cash, cash equivalents and restricted cash	15.5	(124.1)
Cash, cash equivalents and restricted cash, at beginning of period	65.1	166.4
Cash, cash equivalents and restricted cash, at end of period	$80.6	$42.3

Table 4
R1 RCM Inc.
Reconciliation of GAAP net income to Non-GAAP adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended June 30,		2019 vs. 2018 Change		Six Months Ended June 30,		2019 vs. 2018 Change
	2019	2018	Amount	%	2019	2018	Amount	%
Net income (loss)	$(5.2)	$(2.9)	$(2.3)	79%	$(5.0)	$(26.2)	$21.2	(81)%
Net interest expense (income)	9.9	5.8	4.1	71%	20.1	5.6	14.5	259%
Income tax provision (benefit)	(11.1)	(20.6)	9.5	(46)%	(14.1)	(7.9)	(6.2)	78%
Depreciation and amortization expense	12.9	8.5	4.4	52%	25.8	13.4	12.4	93%
Share-based compensation expense	4.6	5.1	(0.5)	(10)%	8.9	9.0	(0.1)	(1)%
Loss on debt extinguishment	18.8	—	18.8	100%	18.8	—	18.8	100%
Other expenses	10.7	13.2	(2.5)	(19)%	19.5	15.6	3.9	25%
Adjusted EBITDA (non-GAAP)	$40.6	$9.2	$31.4	341%	$74.0	$9.5	$64.5	679%

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of services	$246.1	$189.9	$483.3	$328.6
Less:
Share-based compensation expense	1.5	1.5	2.8	2.8
Depreciation and amortization expense	12.1	7.3	24.5	11.9
Non-GAAP cost of services	$232.5	$181.1	$456.0	$313.9

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Selling, general and administrative	$25.8	$22.5	$48.3	$39.5
Less:
Share-based compensation expense	3.1	3.5	6.1	6.1
Depreciation and amortization expense	0.8	1.2	1.3	1.5
Non-GAAP selling, general and administrative	$21.9	$17.8	$40.9	$31.9

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
RCM services: net operating fees	$252.9	$181.7	$494.2	$309.3
RCM services: incentive fees	17.4	9.9	29.6	17.9
RCM services: other	24.7	16.3	47.1	28.0
Net services revenue	295.0	207.9	570.9	355.2

Operating expenses:
Cost of services (non-GAAP)	232.5	181.1	456.0	313.9
Selling, general and administrative (non-GAAP)	21.9	17.8	40.9	31.9
Sub-total	254.4	198.9	496.9	345.8

Adjusted EBITDA	$40.6	$9.2	$74.0	$9.5

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance
(In millions)

	2019	2020
GAAP Operating Income Guidance	$45 - 65	$140-170
Plus:
Depreciation and amortization expense	$50-60	$50-60
Share-based compensation expense	$15-20	$15-20
Strategic initiatives, DTO, severance and other costs	$30-35	$5-10
Adjusted EBITDA Guidance	$155-165	$235-260

Table 9
R1 RCM Inc.
Reconciliation of Net Debt (Unaudited)
(In millions)

	June 30,	December 31,
	2019	2018
Senior Revolver	$60.0	$—
Senior Term Loan	325.0	268.7
Notes (primarily with related parties)	—	110.0
	385.0	378.7

Less:
Cash and cash equivalents	80.1	62.8
Current portion of restricted cash	—	1.8
Non-current portion of restricted cash equivalents	0.5	0.5
Net Debt	$304.4	$313.6